Exhibit 99.1

NEWS RELEASE

7007 Pinemont Drive

Houston, TX 77040 USA

Contact: Rick Wheeler

President & CEO

TEL: 713.986.4444

FAX: 713.986.4445

FOR IMMEDIATE RELEASE

Geospace Technologies Adds Board Directors from Global Defense Contractors

Houston, Texas – November 10, 2020 – Geospace Technologies (NASDAQ: GEOS) (“Geospace” or the “Company”) today announced the addition of Kenneth Asbury, former President and CEO of CACI International, Inc., a multinational defense and intelligence services company, and Margaret Sidney “Sid” Ashworth, former Vice President of Government Relations for Northrop Grumman, a global aerospace and defense contractor, to its board of directors effective December 1, 2020.

The new directors further support the Company’s expansion of its monitoring technologies in the security and surveillance markets served by Quantum Technology Sciences, a U.S. government contractor, and OptoSeis®, a fiber optic sensor technology, both acquired in 2018. These directors will bring a fresh perspective on leveraging Geospace’s existing core competencies, which have been decades in development and production, offering proven value within oil and gas and other industrial manufacturing areas.

“Geospace is thrilled to add two incredibly seasoned leaders from highly-respected corporations to our board of directors. Ken will bring more than three decades of executive leadership and deep experience in federal government business relations. Sid will offer valuable insight from her more than 25 years of experience in legislative affairs,” said Gary Owens, Geospace Chairman of the Board. “By adding these two new directors, Geospace fortifies its expansion into industries which benefit from our core competency in seismic-acoustic technologies.”

Mr. Asbury is the former President and Chief Executive Officer of CACI International, Inc., a $5.7 billion U.S. Government solutions provider serving defense, homeland security and intelligence. Previously, Mr. Asbury served as President and CEO of Arctic Slope Regional Corporation – Federal Holdings. Prior to each of these roles, he spent the majority of his career at Lockheed Martin serving in various roles including President of three successful operating units and Vice President of capture excellence. Mr. Asbury served in the U.S. Army Security Agency as a translator/interpreter. He is a graduate of the University of Oklahoma.

Ms. Ashworth is the former Vice President of Government Relations for Northrop Grumman Corporation, a global leader in aerospace, cyberspace and defense. Previously, she was Vice President of Washington Operations for GE Aviation. Prior to that, she spent 14 years as a professional staff member with the U.S. Senate Committee on Appropriations. For more than a decade, Ms. Ashworth worked as a civilian in the Department of the Army, focused on resource management, force structure, and strategy. Ms. Ashworth earned a master’s degree in business administration from Campbell University and a bachelor’s degree in management from the University of Maryland.

About Geospace Technologies

Geospace Technologies principally designs and manufactures large-scale seismic-acoustic information systems. These seismic products are marketed to the oil and gas industry and used to locate, characterize, and monitor hydrocarbon producing reservoirs. The Company also markets seismic products to other industries for vibration monitoring, border and perimeter security, and various geotechnical applications. Geospace designs and manufactures other industrial products including smart water meter products, imaging equipment and offshore cables.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements can be identified by terminology such as “may”, “will”, “should”, “could”, “intend”, “expect”, “plan”, “budget”, “forecast”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, “continue”, “evaluating” or similar words. Statements that contain these words should be read carefully because they discuss our future expectations, contain projections of our future results of operations or of our financial position or state other forward-looking information. Examples of forward-looking statements include, among others, statements that we make regarding our expected operating results, the results and success of our transactions with Quantum and the OptoSeis® technology, the adoption and sale of our products in various geographic regions, potential tenders for PRM systems, future demand for OBX systems, the completion of new orders for channels of our GCL system, the fulfillment of customer payment obligations, the impact of the coronavirus (or COVID-19) pandemic, the Company’s ability to manage changes and the continued health or availability of management personnel, volatility and direction of oil prices, anticipated levels of capital expenditures and the sources of funding therefore, and our strategy for growth, product development, market position, financial results and the provision of accounting reserves. These forward-looking statements reflect our current judgment about future events and trends based on the information currently available to us. However, there will likely be events in the future that we are not able to predict or control. The factors listed under the caption “Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K, which is on file with the Securities and Exchange Commission, as well as other cautionary language in any subsequent Quarterly Report on Form 10-Q, or in our other periodic reports, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. Such examples include, but are not limited to, the failure of the Quantum or OptoSeis® technology transactions to yield positive operating results, decreases in commodity price levels, including risks related to the recent collapse in oil prices, which could reduce demand for our products, the failure of our products to achieve market acceptance, despite substantial investment by us, our sensitivity to short term backlog, delayed or canceled customer orders, product obsolescence resulting from poor industry conditions or new technologies, bad debt write-offs associated with customer accounts, lack of further orders for our OBX systems, failure of our Quantum products to be adopted by the border and security perimeter market, infringement or failure to protect intellectual property. The occurrence of the events described in these risk factors and elsewhere in our most recent Annual Report on Form 10-K or in our other periodic reports could have a material adverse effect on our business, results of operations and financial position, and actual events and results of operations may vary materially from our current expectations. We assume no obligation to revise or update any forward-looking statement, whether written or oral, that we may make from time to time, whether as a result of new information, future developments or otherwise.